UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 4, 2008

FRESENIUS KABI

PHARMACEUTICALS HOLDING, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	98-0589183
(State of Incorporation)	(I.R.S. Employer Identification No.)

Else-Kroener-Strasse 1 61352 Bad Homburg v.d.H. Germany
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +49 (6172) 608 0

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 4, 2008, Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”) issued a press release reporting unaudited financial results for the third quarter and year to date periods ended September 30, 2008 and 2007. A copy of the press release is furnished (but not filed) as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition to reporting financial results in accordance with generally accepted accounting principles (“GAAP”), the Company also must calculate and present certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. Adjusted EBITDA is a material component of determining the rights of the CVR holders under the CVR indenture. Additionally, for comparative purposes, the Company provides a non-GAAP presentation which combines the pre-Merger results of operations (predecessor) with those of the company post-Merger (successor) for the three and nine month periods ending September 30, 2008.

The Company believes that its presentation of non-GAAP financial measures provide useful supplementary information to investors in understanding the underlying operating performance of the company and facilitates additional analysis by investors. The company uses non-GAAP financial measures internally for operating, budgeting and financial planning purposes. Amounts reported on a consolidated basis (both predecessor and successor periods) are non-GAAP measures that should not be considered in isolation or as a substitute for the presentation of predecessor and successor periods in accordance with GAAP. The non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance calculated in accordance with GAAP.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release issued by Fresenius Kabi Pharmaceuticals Holding, Inc., Dated November 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

Date:	November 4, 2008	By:	/s/ Richard J. Tajak
Richard J. Tajak Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press release issued by Fresenius Kabi Pharmaceuticals Holding, Inc.